Exhibit 3.2

                                     BY-LAWS

                                       OF

                        COMMUNITY BANKSHARES INCORPORATED

                            (as of December 31, 1995)


                                   ARTICLE I.

                            Meeting of Stockholders.

         1.1 Places of Meetings. All meetings of the stockholders shall be held at such place, either within or without the State of Virginia, as from time to time may be fixed by the Board of Directors.
         1.2 Annual Meetings. The annual meeting of the stockholders, for the election of Directors and transaction of such other business as may come before the meeting, shall be held in each year on the third Tuesday in April, if that day is not a legal holiday. If that day is a legal holiday, the annual meeting shall be held on the next succeeding day not a legal holiday.
         1.3 Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called at any time by the Board of Directors, or by stockholders together holding at least 25% of the number of shares of capital stock of the Corporation at the time outstanding and entitled to vote with respect to the business to be transacted at such meetings. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.
         1.4 Notice of Meetings. Written or printed notice stating the place, day and hour of every meeting of the stockholders and, in case of a special meeting, the purpose or purposes for


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which the  meeting  is  called,  shall be mailed not less than ten nor more than fifty days before the date of the meeting to each stockholder of record entitled to vote at such meeting, at his address which appears in the stock transfer books of the Corporation. Such further notice shall be given as may be required by law, but meetings may be held without notice if all the stockholders entitled to vote at the meeting are present in person or by proxy or if notice is waived in writing by those not present, either before or after the meeting.
         1.5 Quorum. Any number of stockholders together holding at least one-third of the outstanding shares of capital stock entitled to vote with respect to the business to be transacted, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority of the stockholders present or represented by proxy without notice other than by announcement at the meeting until a quorum shall attend. After a meeting is opened, less than a quorum may adjourn any such meeting from time to time.
         1.6 Voting. At any meeting of the stockholders each stockholder of a class entitled to vote on any matter coming before the meeting shall, as to such matter, have one vote, in person or by proxy, for each share of capital stock of such class standing in his or her name on the books of the Corporation on

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the date, not more than fifty days prior to such meeting,  fixed by the Board of
Directors, for the purpose of determining stockholders entitled to vote, as the date on which the stock transfer books of the Corporation are to be closed or as the record date. Every proxy shall be in writing, dated and signed by the stockholder entitled to vote or his duly authorized attorney in fact. A majority of votes cast shall decide each matter submitted to the stockholders at the meeting, except in cases where by law a larger vote is required.
         1.7 Inspectors. An appropriate number of inspectors for any meeting of stockholders may be appointed by the Chairman of such meeting. Inspectors so appointed will open and close the polls, will receive and take charge of proxies and ballots, and will decide all questions as to the qualifications of voters, validity of proxies and ballots, and the number of votes properly cast.

         1.8. Notice of Stockholder Business. At an annual meeting of the stockholders of the Corporation, only such business shall be conducted as shall have been properly brought before the meeting. To be brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the

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stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the date of the scheduled annual meeting, regardless of any postponements, deferrals, or adjournments of that meeting to a later date; provided, however, that in the event that less than seventy (70) days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder, to be timely, must be so received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. Such stockholder's notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting
(a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and of any other person or entity who is the record or beneficial owner of any shares of the Corporation and who, to the knowledge of the stockholder proposing such business, supports such proposal,
(c) the class and number of shares of the Corporation which are beneficially owned and owned of record by the stockholder proposing such business on the date

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of his notice to the Corporation and the number of shares so owned by any person or entity who, to the knowledge of the stockholder proposing such business, supports such proposal and (d) any material interest (financial or other) of such stockholder in such proposal. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 1.8. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 1.8, and if he should so determine, he shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.
                                   ARTICLE II.
                                   Directors.
         2.1  General  Powers.  The  property,   affairs  and  business  of  the
Corporation shall be managed by the Board of Directors, and, except as otherwise expressly provided by law, the Articles of Incorporation or these By-laws, all of the powers of the Corporation shall be vested in such Board.
         2.2 Number of Directors. The number of Directors constituting the Board of Directors shall be 10. The number of Directors may be increased by no more than two by the Board of Directors from time to time during the periods between the annual meetings of stockholders.

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         2.3      Election and Removal of Directors; Quorum.
                  (a) Directors shall be elected at each annual meeting of stockholders to succeed those Directors whose terms have expired and to fill any vacancies then existing, as provided in the Articles of Incorporation. Only persons who are nominated in accordance with the procedures set forth in this subparagraph shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made by or at the direction of the Board of Directors, or by any stockholder of the Corporation entitled to vote for the election of Directors who complies with the notice procedures set forth in this subparagraph. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the date of the scheduled annual meeting, regardless of any postponements, deferrals, or adjournments of that meeting to a later date; provided, however, that in the event that less than seventy (70) days' notice or prior pubic disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder, to be timely, must be so received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on

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which such public disclosure was made. Such stockholder's notice shall set forth
(a) as to each person whom the stockholder proposes to nominate for election as a Director, (1) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and of any other person or entity who is the record or beneficial owner of any shares of the Corporation and who, to the knowledge of the stockholder giving notice, supports such nominee(s) and (ii) the class and number of shares of the Corporation which are beneficially owned and owned of record by such stockholder and by any other person or entity who is the record or beneficial owner of shares of the Corporation and who, to the knowledge of the stockholder giving the notice, supports such nominee(s). At the request of the Board of Directors any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation the information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a

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Director of the  Corporation  unless in accordance with the procedures set forth in this subparagraph. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Section 2.3(a), and if should so determine, he shall so declare to the meeting, and the defective nomination shall be disregarded.
                  (b) Directors shall hold their offices for terms of three years as provided in the Articles of Incorporation and until their successors are elected. Any Director may be removed from office at a meeting called expressly for that purpose by the vote of stockholders holding 85% of the shares entitled to vote at an election of Directors.
                  (c) Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the majority of the remaining Directors though less than a quorum of the board, and the term of office of any Director so elected shall expire on the date fixed for the expiration of the term of office of the Director to which such Director was so elected.
                  (d) A majority of the number of Directors elected and serving at the time of any meeting shall constitute a quorum for the transaction of business. The act of a majority of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Less than a quorum may adjourn any meeting.

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         2.4 Meetings of Directors.  An annual meeting of the Board of Directors shall be held as soon as practicable after the adjournment of the annual meeting of stockholders at such place as the Board may designate. Other meetings, including regular monthly meetings, of the Board of Directors shall be held at places within or without the State of Virginia and at times fixed by resolution of the Board, or upon call of the Chairman of the Board, the President or a majority of the Directors. The Secretary or officer performing the Secretary's duties shall give not less than twenty-four hours' notice of the meeting and its purpose by letter, telegraph or telephone (or in person) of all special meetings of the Board of Directors. Meetings may be held at any time without notice if all of the Directors are present, or if those not present waive notice in writing either before or after the meeting.
         2.5 Honorary Directors. The Board may, from time to time, appoint Honorary Directors who shall serve at the pleasure of the Board. Such Honorary Directors may be entitled to receive notice of, and to attend, all meetings of the Board, and to express their views in a purely advisory capacity respecting all matters coming before said meetings, but they shall not have any vote on any matter or any other power of decision with respect thereto.
                                  ARTICLE III.
                                   Committees.
         3.1 Executive Committee. The Board of Directors, by resolution adopted by a majority of the number of Directors

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elected and serving, may elect an Executive Committee which shall consist of not less than three Directors and/or Officers. In the absence of a member of the Executive Committee, any other director may be designated by the Chairman of the Board to serve as a member pro tempore of the Executive Committee. When the Board of Directors is not in session, the Executive Committee shall have all power vested in the Board of Directors by law, by the Articles of Incorporation, or by these By-laws, provided that the Executive Committee shall not have power to approve an amendment to the Articles of Incorporation or a plan of merger or consolidation, or to take any action prohibited by express resolution of the Board of Directors. The Executive Committee shall keep the minutes of its meetings and report at the next regular or special meeting of the Board of Directors all action which the Executive Committee may have taken on behalf of the Board since the last regular or special meeting of the Board of Directors.
         3.2 Other Committees. The Board of Directors, by resolution duly adopted, may establish such other standing or special committees of the Board as it may deem advisable; and the members, terms and authority of such committees shall be as set forth in the resolutions establishing the same.
         3.3 Meetings. Regular and special meetings of any Committee established pursuant to this Article may be called and held subject to the same requirements with respect to time, place and notice as are specified in these By-laws for regular and special meetings of the Board of Directors.

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         3.4  Quorum and Manner of  Acting.  A  majority  of the  members of any
Committee serving at the time of any meeting thereof shall constitute a quorum for the transaction of business at such meeting. The action of a majority of those members present at a Committee meeting at which a quorum is present shall constitute the act of the Committee.
         3.5 Term of Office. Members of any Committee shall be elected as above provided and shall hold office until their successors are elected by the Board of Directors or until such Committee is dissolved by the Board of Directors.
         3.6 Resignation and Removal. Any member of a Committee may resign at any time by giving written notice of his intention to do so to the Chairman of the Board of the Corporation, or may be removed, with or without cause, at any time by such vote of the Board of Directors as would suffice for his election.

         3.7 Vacancies. Any vacancy occurring in a Committee resulting from any cause whatever may be filled by the Board of Directors.

                                  ARTICLE IV.
                            Officers and Employees.
         4.1 Election of Officers; Terms. The officers of the Corporation shall be elected at an organizational meeting of the Board to be held immediately following the stockholders' meeting and shall consist of a Chairman of the Board, a Vice Chairman of the Board, a President, one or more Vice Presidents (whose seniority and titles, including Executive Vice Presidents and

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Senior  Vice  Presidents,  may  be  specified  by the  Board  of  Directors),  a
Secretary, a Treasurer, one or more Assistant Treasurers and such other assistant and subordinate officers as may from time to time be elected by the Board of Directors. All officers shall hold office until the next annual meeting of the Board of Directors and until their successors are elected. The Chairman of the Board and the President shall be chosen from among the Directors. Any two officers may be combined in the same person as the Board of Directors may determine, except that the President and Secretary may not be the same person.
         4.2      Removal of Officers; Vacancies.  Any officer of the
Corporation may be removed summarily without or without cause, at any time, by the Board of Directors. Vacancies may be filled by the Board of Directors.
         4.3 Duties. The officers of the Corporation shall have such duties as generally pertain to their offices, respectively, as well as such powers and duties as are prescribed by law or are hereinafter provided or as from time to time shall be conferred by the Board of Directors. The Board of Directors may require any officer to give such bond for the faithful performance of his duties as the Board may see fit.
         4.4 Duties of the Chairman of the Board. The Chairman of the Board shall supervise the implementation of policies of the Board of Directors. Except as otherwise provided in these By- laws or in the resolutions establishing such committees, he shall be ex officio a member of all Committees of the Board. He shall

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preside at all  corporate  meetings.  In addition,  he shall  perform ail duties incident to the office of Chairman of the Board and such other duties as from time to time may be assigned to him by the Board of Directors.
         4.5 Duties of the Vice Chairman. The Vice Chairman of the Board shall have such powers as conferred on him by the By-laws and shall further have such duties and powers assigned to him by the Board. In the absence of the Chairman of the Board, he shall perform all duties of the Chairman of the Board.
         4.6 Duties of the President. Subject to the supervision of the Chairman of the Board, the President shall have responsibility for the general management of the business and operations of the Corporation. In the absence of the Chairman and Vice Chairman of the Board the President shall preside at all corporate meetings. He may sign and execute in the name of the Corporation stock certificates, deeds, mortgages, bonds, contracts or other instruments except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. In addition, he shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned to him by the Board of Directors or the Chairman of the Board.
         4.7 Duties of the Vice Presidents. Each Vice President, if any, shall have such powers and duties as may from time to time

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be assigned to him by the Chairman of the Board or President. Any Vice President
may sign and execute in the name of the  Corporation  deeds,  mortgages,  bonds, contracts or other instruments authorized by the Board of Directors, except where the signing and execution of such documents shall be expressly delegated by the Board of Directors, the Chairman of the Board or the President to some other officer or agent of the Corporation or shall be required by law or otherwise to be signed or executed.
         4.8 Duties of the Treasurer.  The Treasurer shall have charge of and be
responsible  for  maintaining   adequate   financial  accounts  and  records  in
accordance with generally accepted principles and for the performance of all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors or the Chairman of the Board.
         4.9 Duties of the Secretary. The Secretary shall act as secretary of all meetings of the Board of Directors and stockholders of the Corporation. When requested, he shall also act as secretary of the meetings of the Committees of the Board. He shall keep and preserve the minutes of all such meetings in permanent books. He shall see that all notices required to be given by the Corporation are duly given and served; shall have custody of the seal of the Corporation and shall affix the seal or cause it to be affixed to all stock certificates of the Corporation and to all documents the execution of which on behalf

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of the  Corporation  under its corporate  seal is duly  authorized in accordance with law or the provisions of these By-laws; shall have custody of all deeds, leases, contracts and other important corporate documents; shall have charge of the books, records and papers of the Corporation relating to its organization and management as a Corporation; shall see that all reports, statements and other documents required by law are properly filed; and shall in general perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board or the President.
                                   ARTICLE V.
                                 Capital Stock.
         5.1 Certificates. The shares of capital stock of the Corporation shall be evidenced by certificates in forms prescribed by the Board of Directors and executed in any manner permitted by law and stating thereon the information required by law. Transfer agents and/or registrars for one or more classes of the stock of the Corporation may be appointed by the Board of Directors and may be required to countersign certificates representing stock of such class or classes. If any officer whose signature or facsimile thereof shall have been used on a stock certificate shall for any reason cease to be an officer of the Corporation and such certificate shall not then have been delivered by the Corporation, the Board of Directors may nevertheless adopt such certificate and it may then be issued and delivered as

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though such person had not ceased to be an officer of the Corpo-
ration.
         5.2 Lost, Destroyed and Mutilated Certificates. Holders of the stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may in its discretion cause one or more new certificates for the same number of shares in the aggregate to be issued to such stockholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.
         5.3 Transfer of Stock. The stock of the Corporation shall be transferable or assignable only on the books of the Corporation by the holders in person or by a duly authorized attorney-in-fact on surrender of the certificate for such shares duly endorsed and, if sought to be transferred by such attorney, accompanied by a written power of attorney to have the same transferred on the books of the Corporation. The Corporation will recognize, however, the exclusive right of the person registered on its books as the owner of shares to receive dividends and to vote as such owner.
         5.4 Closing of Transfer Books and Fixing Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper

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purpose,  the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than fifty days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notices of the meeting are mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.
                                   ARTICLE VI.
                            Miscellaneous Provisions.
         6.1 Seal. The seal of the Corporation shall consist of a flat-faced circular die, of which there may be any number of counterparts, on which there shall be engraved the word "Seal" and the name of the Corporation.
         6.2 Fiscal Year and Accounting. The fiscal year of the Corporation shall be the calendar year ending December 31. The

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Board of  Directors  shall on at least one  occasion  each  fiscal year cause an examination to be made of the accounts of the monies of the Corporation and a settlement to be made of the accounts by the Treasurer, a statement of which examination shall be recorded with the minutes of meetings of the Board.
         6.3 Checks, Notes and Drafts. Checks, notes, drafts and other orders for the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize. When the Board of Directors so authorizes, however, the signature of any such person may be a facsimile.
         6.4 Amendment of By-laws. Unless proscribed by the Articles of Incorporation, these By-laws may be amended or altered at any meeting of the Board of Directors by affirmative vote of a majority of the number of Directors elected and serving.
         6.5 Voting of Stock Held. Unless otherwise provided by resolution of the Board of Directors or of the Executive Committee, if any, the Chairman of the Board may from time to time appoint an attorney or attorneys or agent or agents of this Corporation, in the name and on behalf of this Corporation, to cast the vote which this Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose stock or securities may be held by this Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by any such other corporation; and the Chairman of the Board shall instruct the person or persons so appointed as to the manner of casting

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such votes or giving  such  consent  and may  execute or cause to be executed on behalf of this Corporation, and under its corporate seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the premises. In lieu of such appointment the Chairman of the Board may himself attend any meetings of the holders of stock or other securities of any such other corporation and there vote or exercise any or all power of this Corporation as the holder of such stock or other securities of such other corporation.
                                  ARTICLE VII.
                               Emergency By-laws.
         The Emergency By-laws provided in this Article VII shall be operative during any emergency resulting from an attack on the United States or any nuclear or atomic disaster, notwithstanding any different provision in the preceding Articles of these Bylaws or in the Articles of Incorporation of the Corporation or in the Virginia Stock Corporation Act (other than those provisions relating to emergency by-laws). To the extent not inconsistent with these Emergency By-laws, the By-laws provided in the preceding articles shall remain in effect during such emergency and upon the termination of such emergency the Emergency By-laws shall cease to be operative unless and until another such emergency shall occur.
         During any such emergency:
                  (a) Any meeting of the Board of Directors may be called by any officer of the Corporation or by any Director. The

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



notice thereof shall specify the time and place of the meeting. To the extent feasible, notice shall be given in accord with Section 2.4 above, but notice may be given only to such of the Directors as it may be feasible to reach at the time, by such means as may be feasible at the time, including publication or radio, and at a time less than twenty-four hours before the meeting if deemed necessary by the person giving notice. Notice shall be similarly given, to the extent feasible, to the other persons referred to in (b) below.
                  (b) At any meeting of the Board of Directors, a quorum shall consist of a majority of the number of Directors fixed at the time by Article II of the By-laws. If the Directors present at any particular meeting shall be fewer than the number required for such quorum, other persons present as referred to below, to the number necessary to make up such quorum, shall be deemed Directors for such particular meeting as determined by the following provisions and in the following order of priority:
                           (i)        Vice Presidents not already serving as
Directors, in the order of their seniority of first election to such offices, or if two or more shall have been first elected to such offices on the same day, in the order of their seniority in age;
                           (ii)       All other officers of the Corporation in
the order of their seniority of first election to such offices, or if two or more shall have been first elected to such offices on the same day, in the order of their seniority in age; and

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



                           (iii)      Any other persons that are designated on a
list that shall have been approved by the Board of Directors before the emergency, such persons to be taken in such order of priority and subject to such conditions as may be provided in the resolution approving the list.
                  (c) The Board of Directors, during as well as before any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties.
                  (d) The Board of Directors, during as well as before any such emergency, may, effective in the emergency, change the principal office, or designate several alternative offices, or authorize the officers so to do.
         No officer, Director or employee acting in accordance with these Emergency By-laws shall be liable except for willful misconduct.
         These Emergency By-laws shall be subject to repeal or change by further action of the Board of Directors or by action of the stockholders, except that no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action or inaction prior to the time of such repeal or change. Any such amendment of these Emergency By-laws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.


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